UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 22, 2014

AMERICAN EAGLE OUTFITTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 432-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2014, American Eagle Outfitters, Inc. (the “Company”) announced that Jay L. Schottenstein, the Executive Chairman of the Company’s Board of Directors, has been appointed Interim Chief Executive Officer of the Company, effective immediately.  Mr. Schottenstein’s compensation as Interim Chief Executive Officer, has not yet been determined and, as appropriate, will be disclosed in a subsequent current report on Form 8-K.

Also on January 22, 2014, the Company announced the departure of Robert L. Hanson from his role as the Chief Executive Officer of the Company, effective immediately.  In connection with his departure, and subject to the terms of the employment agreement, dated as of November 14, 2011, between the Company and Mr. Hanson (the “Employment Agreement”), including the execution and non-revocation of a release of claims against the Company and certain affiliated entities, Mr. Hanson will receive that compensation to which he is entitled under the Employment Agreement in the case of a termination by the Company without “cause” (as defined in the Employment Agreement).  The Employment Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s current report on Form 8-K, filed November 18, 2011.

Also on January 22, 2014, Mr. Hanson resigned as a member of the Company’s Board of Directors, effective immediately.

Mr. Schottenstein’s biographical information, existing compensation arrangements in connection with his role as Executive Chairman of the Company’s Board of Directors and information relating to related party transactions have been previously filed in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2013, which information is incorporated by reference herein.  In addition, in September 2013, the Company entered into a store lease with an affiliate of Mr. Schottenstein pursuant to which the Company expects to pay rent, together with other expenses, of approximately $270,000 annually (subject to annual adjustments), in addition to an annual payment equal to a percentage of the applicable store’s gross sales in excess of specified thresholds.  The Company incurred rent and other expenses under the lease of approximately $60,000 during Fiscal 2013.  The lease expires in January 2024.

Item 8.01 Other Events.

On January 22, 2014, the Company issued a press release regarding Mr. Schottenstein’s appointment as Interim Chief Executive Officer and Mr. Hanson’s departure.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

Date: January 28, 2014	By: /s/ Charles P. Sandel
Charles P. Sandel Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 22, 2014